UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 16, 2011

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of June 16, 2011, Skinny Nutritional Corp. (the “Company”) has received subscriptions from certain accredited investors pursuant to which the investors agreed to purchase from the Company an aggregate of $2,149,400 of shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company. Additional information required to be disclosed in this Item 1.01 concerning these transactions is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

Private Placement

As previously reported, in March 2011, the Company commenced a private offering on a “best efforts” basis pursuant to which it is offering an aggregate amount of $2,000,000 of shares of common stock at $0.03 per share of common stock, plus an oversubscription right of up to $500,000 of additional shares of common stock. The total proceeds derived from this offering as of June 16, 2011 are $2,149,400, for a total of 71,646,667 shares of common stock. One of the investors in the private placement is Mr. Francis W. Kelly, a member of our Board of Directors. This investor purchased 1,000,000 shares of Common Stock in the Offering for a total purchase price of $30,000, upon the same terms as the other investors. In addition, another investor in the offering is Mr. Jon Bakhshi, who is the beneficial owner of in excess of 5% of our common stock. This investor purchased 10,000,000 shares of Common stock in the offering for a total purchase price of $300,000, upon the same terms as the other investors.

Net proceeds from such sales, after payment of offering expenses and commissions, are approximately $2,120,000. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes. The Company agreed to pay commissions to registered broker-dealers that procured investors in the Offering of 10% of the proceeds received from such purchasers and to issue such persons such number of shares of restricted common stock as equals 5% of the total number of shares of Common Stock sold in the Offering to investors procured by them.

The securities being offered have not been registered under the Securities Act or any state securities laws and will be offered in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act or any state Regulation D, promulgated thereunder.  Such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.  The disclosure is being issued pursuant to and in accordance with Rule 135c promulgated under the Act.

Restricted Stock Awards

On June 16, 2011, the Company approved the issuance of 10,000,000 restricted shares of common stock to Mr. Bakhshi, under his consulting agreement with the Company due to his performance of additional strategic services, as contemplated under the consulting agreement.

On June 17, 2011, the Company granted 2,000,000 shares of restricted stock to each of its three non-employee directors, Messrs. John J. Hewes, Francis Kelly and Michael Zuckerman, in consideration of their service on the board of directors.

Further, on June 17, 2011, the Company’s Board of Directors granted additional shares of common stock to Mr. Michael Salaman and Mr. Donald J. McDonald in consideration of their agreements to individually personally guarantee the Company's obligations to its secured lender, United Corporate Finance, Inc., under the Company’s factoring agreement. The Company’s Board, following its consideration of the highest loan balance under the factoring agreement of approximately $1,356,000, and the current market price of the Company’s common stock, determined to grant each of Mr. Salaman and Mr. McDonald 20,601,383 shares of Common Stock in consideration of such guarantees. The Board further determined that to the extent that Messrs. Salaman and McDonald are required to individually personally guarantee additional obligations under the factoring agreement, the Board may determine to further award them additional shares of common stock in consideration of such guarantees.

The issuance of the foregoing securities were exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof inasmuch as the acquirers represented to the Company that they were accredited investors and the securities were issued without any form of general solicitation or general advertising.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 17, 2011, the Company’s board of directors authorized the Company to enter into amendments to its employment agreements with Mr. Michael Salaman, its Chairman and Chief Executive Officer and Mr. McDonald, its Chief Financial Officer and member of the board of directors (the “Executives”). The amendments to the employment agreements, which are subject to execution by the Company and the Executives, will provide for a $100,000 increase in the base salary payable to each of the Executives per annum during the terms of their employment agreements. Further, the amendments will provide that the foregoing salary increases are payable in shares of common stock based on the fair market value of the Company’s common stock on the date of execution of such amendments.

Further, on such date, the Board determined to name Mr. McDonald as Vice-Chairman of the Company’s board of directors, in addition to his other positions with the Company.

On June 20, 2011, the Company’s board of directors approved the issuance of 14,340,000 restricted shares of common stock to certain employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The issuance of such shares of common stock is subject to the execution by the Company and the covered employees of agreements consenting to the cancellation of certain common stock purchase options in consideration of the receipt of the award of restricted shares of common stock. The total number of options covered by this arrangement is 17,925,000 employee stock options which were previously granted by the Company under its 1998 Employee Stock Option Plan. Of this amount, the Company’s Chief Executive Officer holds 9,000,000 options and the Company’s Chief Financial Officer holds 8,000,000 options. Upon consummation of this arrangement, the Company’s Chief Executive Officer would receive 7,200,000 restricted shares of common stock in consideration of the surrender of 9,000,000 options and the Company’s Chief Financial Officer would receive 6,400,000 restricted shares of common stock in consideration of the surrender of 8,000,000 options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By:	/s/ Michael Salaman
Name:	Michael Salaman
Title:	Chief Executive Officer

 Date:   June 22, 2011